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                                                                    EXHIBIT 23.5

                             KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                        (614) 766-1426 (614) 766-1459 FAX
                                  keller@ee.net

September 10, 2004

Re:      Valuation Appraisal of Kentucky First Federal Bancorp
         First Federal Savings and Loan Association
         Hazard, Kentucky

We hereby consent to the use of our firm's name in the Form S-1 and in the Form MHC-2 of Kentucky First Federal Bancorp, and to the reference to our firm under the heading "Experts" in the prospectus, and to the inclusion of our opinion regarding the valuation of Kentucky First Federal Bancorp, provided in our Valuation Appraisal Report and any Valuation Updates, in the Form S-1 to be filed by with the Securities and Exchange Commission and the Form MHC-2 to be filed with the Office of Thrift Supervision and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/ Michael R. Keller
    ---------------------
    Michael R. Keller
    President